                          PURCHASE AND SALE AGREEMENT

                                      AND

                              ESCROW INSTRUCTIONS

                                    BETWEEN

               BOETTCHER WESTERN PROPERTIES III, LTD., AS SELLER

                                      AND

           ALT AFFORDABLE HOUSING SERVICE, INC.-ARBOR PLACE, AS BUYER

                               TABLE OF CONTENTS

ARTICLE 1 - PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . -3-

ARTICLE 2 - OPENING OF ESCROW. . . . . . . . . . . . . . . . . . . . . . -3-
ARTICLE 3 - CONDITIONS TO THE PARTIES' OBLIGATIONS . . . . . . . . . . . -4-
     3.1    Escrow Holder. . . . . . . . . . . . . . . . . . . . . . . . -4-
     3.2    Conditions to Buyer's Obligation to Purchase . . . . . . . . -4-
            3.2.1      Performance by Seller . . . . . . . . . . . . . . -4-
            3.2.2      Satisfaction or Waiver of
                       Contingencies . . . . . . . . . . . . . . . . . . -4-
            3.2.3      Accuracy of Representations . . . . . . . . . . . -4-
            3.2.4      Title Policy. . . . . . . . . . . . . . . . . . . -4-
     3.3    Conditions to Seller's Obligation to Sell. . . . . . . . . . -4-
            3.3.1      Performance by Buyer. . . . . . . . . . . . . . . -4-
            3.3.2      Directors' Approval of Transaction. . . . . . . . -4-
            3.3.3      Accuracy of Representations . . . . . . . . . . . -4-
            3.3.4      Payment of Purchase Price . . . . . . . . . . . . -5-

ARTICLE 4 - BUYER'S DELIVERIES . . . . . . . . . . . . . . . . . . . . . -5-
     4.1    Initial Deposits . . . . . . . . . . . . . . . . . . . . . . -5-
     4.2    Additional Deliveries. . . . . . . . . . . . . . . . . . . . -5-
            4.2.1      Cash Payment. . . . . . . . . . . . . . . . . . . -5-
            4.2.2      Assignment and Assumption of Leases . . . . . . . -5-
            4.2.3      Assignment and Assumption of Contracts. . . . . . -5-
            4.2.4      Cash - Prorations . . . . . . . . . . . . . . . . -5-
            4.2.5      Evidence of Authority . . . . . . . . . . . . . . -6-
     4.3    Further Documents. . . . . . . . . . . . . . . . . . . . . . -6-
     4.4    Failure to Deliver . . . . . . . . . . . . . . . . . . . . . -6-

ARTICLE 5 - SELLER'S CLOSING DELIVERIES. . . . . . . . . . . . . . . . . -6-
     5.1    Delivery of Instruments and Documents. . . . . . . . . . . . -6-
            5.1.1      Deed. . . . . . . . . . . . . . . . . . . . . . . -6-
            5.1.2      Bill of Sale. . . . . . . . . . . . . . . . . . . -6-
            5.1.3      Assignment and Assumption of Leases . . . . . . . -6-
            5.1.4      Assignment and Assumption of Contracts. . . . . . -6-
            5.1.5      Tenant Notification . . . . . . . . . . . . . . . -6-
            5.1.6      Leases/Contracts. . . . . . . . . . . . . . . . . -6-
            5.1.7      Section 1445 Affidavit. . . . . . . . . . . . . . -7-
     5.2    Further Documents. . . . . . . . . . . . . . . . . . . . . . -7-
     5.3    Failure to Deliver . . . . . . . . . . . . . . . . . . . . . -7-

ARTICLE 6 - INVESTIGATION OF PROPERTY. . . . . . . . . . . . . . . . . . -7-
     6.1    Initial Delivery of Documents. . . . . . . . . . . . . . . . -7-
            6.1.1      Title Commitment. . . . . . . . . . . . . . . . . -7-
            6.1.2      Rent Roll . . . . . . . . . . . . . . . . . . . . -7-
            6.1.3      Contracts . . . . . . . . . . . . . . . . . . . . -7-
            6.1.4      Plans . . . . . . . . . . . . . . . . . . . . . . -7-
            6.1.5      ALTA Survey . . . . . . . . . . . . . . . . . . . -7-
            6.1.6      Standard Lease Form . . . . . . . . . . . . . . . -8-
            6.1.7      Property Assessment and Taxes . . . . . . . . . . -8-
            6.1.8      Leases/Utility Bills. . . . . . . . . . . . . . . -8-
            6.1.9      Insurance Policies. . . . . . . . . . . . . . . . -8-
            6.1.10     Employees . . . . . . . . . . . . . . . . . . . . -8-

            6.1.11     Environmental Audit. . . . . . . . . . . . . . . . . -8-
            6.1.12     Income and Operating Statements. . . . . . . . . . . -8-
            6.1.13     Soils Reports. . . . . . . . . . . . . . . . . . . . -8-
     6.2    "As Is" Purchase. . . . . . . . . . . . . . . . . . . . . . . . -8-
            6.2.1      Opportunity to Inspect . . . . . . . . . . . . . . . -8-
            6.2.2      No Implied Representations . . . . . . . . . . . . . -9-
            6.2.3      Waiver and Release . . . . . . . . . . . . . . . . .-10-
            6.2.4      Survival . . . . . . . . . . . . . . . . . . . . . .-10-

ARTICLE 7 - FINANCING CONTINGENCY. . . . . . . . . . . . . . . . . . . . . -10-

ARTICLE 8 - THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . -11-
     8.1    Date and Manner of Closing . . . . . . . . . . . . . . . . . . -11-
            8.1.1      Funds and Documents . . . . . . . . . . . . . . . . -12-
            8.1.2      Title Insurance . . . . . . . . . . . . . . . . . . -12-
     8.2    Delay in Closing; Authority to Close . . . . . . . . . . . . . -12-
     8.3    Termination of Agreement; Liability of Escrow
            Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-

ARTICLE 9 - PRORATIONS, FEES AND COSTS . . . . . . . . . . . . . . . . . . -13-
     9.1    Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
            9.1.1      Property Taxes. . . . . . . . . . . . . . . . . . . -13-
            9.1.2      Income. . . . . . . . . . . . . . . . . . . . . . . -13-
            9.1.3      Deposits. . . . . . . . . . . . . . . . . . . . . . -14-
            9.1.4      Other Expenses of Property. . . . . . . . . . . . . -14-
            9.1.5      Miscellaneous . . . . . . . . . . . . . . . . . . . -14-
     9.2    Date of Proration. . . . . . . . . . . . . . . . . . . . . . . -14-
     9.3    Buyer's Closing Costs. . . . . . . . . . . . . . . . . . . . . -14-
     9.4    Seller's Closing Costs . . . . . . . . . . . . . . . . . . . . -15-

ARTICLE 10 - DISTRIBUTION OF FUNDS AND DOCUMENTS . . . . . . . . . . . . . -15-
     10.1   Form of Disbursements. . . . . . . . . . . . . . . . . . . . . -15-
     10.2   Liens and Encumbrances . . . . . . . . . . . . . . . . . . . . -15-
     10.3   Recorded Documents . . . . . . . . . . . . . . . . . . . . . . -15-
     10.4   Nonrecorded Documents. . . . . . . . . . . . . . . . . . . . . -15-
     10.5   Cash Disbursements . . . . . . . . . . . . . . . . . . . . . . -15-
     10.6   Copies of Documents. . . . . . . . . . . . . . . . . . . . . . -15-

ARTICLE 11 - RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION. . . . . . . . -16-
     11.1   Return of Seller's Documents . . . . . . . . . . . . . . . . . -16-
     11.2   Return of Buyer's Documents  . . . . . . . . . . . . . . . . . -16-
     11.3   No Effect on Rights of Parties . . . . . . . . . . . . . . . . -16-
     11.4   Payment of Termination Fee . . . . . . . . . . . . . . . . . . -16-

ARTICLE 12 - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
     12.1   Seller's Remedies. . . . . . . . . . . . . . . . . . . . . . . -16-
     12.2   Buyer's Remedies . . . . . . . . . . . . . . . . . . . . . . . -17-

ARTICLE 13 - REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . -17-
     13.1   Escrow Holder. . . . . . . . . . . . . . . . . . . . . . . . . -17-
     13.2   Seller's Representations and Warranties. . . . . . . . . . . . -17-
            13.2.1     Authority . . . . . . . . . . . . . . . . . . . . . -17-
            13.2.2     Violations. . . . . . . . . . . . . . . . . . . . . -17-
            13.2.3     Litigation. . . . . . . . . . . . . . . . . . . . . -17-
            13.2.4     Deliveries. . . . . . . . . . . . . . . . . . . . . -17-

            13.2.5     Condemnation. . . . . . . . . . . . . . . . . . . . -17-
            13.2.6     Survival. . . . . . . . . . . . . . . . . . . . . . -18-
     13.3   Buyer's Representations and Warranties . . . . . . . . . . . . -18-
            13.3.1     Authority . . . . . . . . . . . . . . . . . . . . . -18-
            13.3.2     Consents; Binding Obligations;
                       Violations. . . . . . . . . . . . . . . . . . . . . -18-
            13.3.3     Survival. . . . . . . . . . . . . . . . . . . . . . -18-

ARTICLE 14 - BROKER'S COMMISSION . . . . . . . . . . . . . . . . . . . . . -18-

ARTICLE 15 - SELLER'S COVENANTS. . . . . . . . . . . . . . . . . . . . . . -19-
     15.1   Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . -19-
     15.2   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . -19-
     15.3   Personal Property. . . . . . . . . . . . . . . . . . . . . . . -20-
     15.4   Maintenance and Operation of Property. . . . . . . . . . . . . -20-
     15.5   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . -20-
     15.6   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . -20-

ARTICLE 16 - CASUALTY. . . . . . . . . . . . . . . . . . . . . . . . . . . -20-

ARTICLE 17 - CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . -20-
     17.1   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . -20-
     17.2   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . -21-

ARTICLE 18 - ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . -21-

ARTICLE 19 - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . -21-

ARTICLE 20 - TRANSFER OF TITLE AND POSSESSION. . . . . . . . . . . . . . . -23-
     20.1   Transfer of Possession . . . . . . . . . . . . . . . . . . . . -23-
     20.2   Delivery of Documents on Closing . . . . . . . . . . . . . . . -23-
            20.2.1     Leases. . . . . . . . . . . . . . . . . . . . . . . -23-
            20.2.2     Plans, Warranties and Permits . . . . . . . . . . . -23-

ARTICLE 21 - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . -23-
     21.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . -23-
            21.1.1     Cash. . . . . . . . . . . . . . . . . . . . . . . . -23-
            21.1.2     Party . . . . . . . . . . . . . . . . . . . . . . . -23-
     21.2   Gender; Number . . . . . . . . . . . . . . . . . . . . . . . . -23-
     21.3   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . -23-
     21.4   Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -23-
     21.5   Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . -23-
     21.6   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . -24-
     21.7   Modification . . . . . . . . . . . . . . . . . . . . . . . . . -24-
     21.8   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . -24-
     21.9   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . -24-
     21.10  Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . -24-
     21.11  Survival of Obligations. . . . . . . . . . . . . . . . . . . . -24-
     21.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . -24-
     21.13  Successors and Assigns . . . . . . . . . . . . . . . . . . . . -24-
     21.14  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . -24-

EXHIBITS
--------

A - Legal Description
B - Personal Property Inventory
C - Assignment and Assumption of Leases
D - Assignment and Assumption of Contracts
E - Special Warranty Deed
F - Bill of Sale and Assignment
G - Wiring Instructions

                         PURCHASE AND SALE AGREEMENT
                                     AND
                             ESCROW INSTRUCTIONS


     THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") dated as of October 6, 1995, is made and entered into by and between BOETTCHER WESTERN PROPERTIES III, LTD., a Colorado limited partnership ("Seller"), and ALT AFFORDABLE HOUSING SERVICE, INC.-ARBOR PLACE, a Texas non-profit corporation ("BUYER"), with reference to the recitals set forth below and constitutes (i) a contract of purchase and sale between the parties, and (ii) joint escrow instructions to CHICAGO TITLE INSURANCE COMPANY ("Escrow Holder"), the consent of which appears at the end hereof.

                                   RECITALS

     This Agreement is entered into with reference to the following facts:

     A. Seller is the owner of fee title to that certain 254-unit apartment complex known as La Risa Apartments located at 800 Babcock Road, San Antonio, Texas, as more particularly described in Exhibit A attached hereto.

     B. As used in this Agreement, the term "Property" includes all of the following:

         (1) The real property described on Exhibit A together with all reversions, remainders, easements, rights-of-way, appurtenances, leases, subleases, agreements, licenses, tenements, hereditaments and water rights appertaining to or otherwise benefiting or used in connection with such real property or the "Improvements" (as defined below), together with all of Seller's right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining such real property (the "Land");

         (2) The existing buildings and other improvements, structures, open parking facilities and fixtures placed, constructed, installed or located on the Land, and all plants, trees, sculptures, and other appurtenances located upon, over or under the Land (collectively, the "Improvements"; the Land and Improvements are sometimes hereinafter collectively referred to as the "Real Property");

         (3) Those items of equipment and other tangible personal property described on the personal property inventory attached hereto as Exhibit B (the "Personal Property");

         (4) All right, title and interest of Seller, as landlord, under any leases, tenancies or other occupancy arrangements affecting any portion of the Real Property (the "Leases");

          (5) All right, title and interest of Seller in and to any contracts, agreements or commitments, oral or written, other than the Leases, including, without limitation, all construction contracts, contracts for repair or maintenance, contracts for the provision of services (such as, e.g., contracts concerning security services or the maintenance of landscaping or fire safety or mechanical systems), if any, relating to the Real Property or the Personal Property, to the extent that they are assignable (the "Contracts");

          (6)  All right, title and interest of Seller in and to any unexpired warranties, guaranties and bonds, including, without
limitation,   contractors' and manufacturers' warranties or guaranties, if any, relating to the Real Property or the Personal Property, to the extent that they are assignable (the "Warranties");

          (7) All right, title and interest of Seller in and to any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, if any, relating to the construction, use or operation of the Real Property or the Personal Property, to the extent that they are assignable (the "Permits");

          (8) All right, title and interest of Seller, if any, in and to those site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, and other plans and studies contained in the due diligence materials delivered to Buyer pursuant to Article 6 of this Agreement that relate to the Real Property or the Personal Property, to the extent that they are assignable (the "Plans"), it being expressly acknowledged and agreed by Buyer that such Plans may not be assignable; and

          (9) Subject to the provisions of Article 8 below any other rights, privileges, and appurtenances owned by Seller and in any way related to, or used in connection with the operation of the Real Property or Personal Property, including all of Seller's right, title and interest in and to the use of the Property's name, to the extent that they are assignable (the "Intangible Property").

     C. Seller now desires to sell and Buyer now desires to purchase the Property, upon the terms and covenants and subject to the conditions set forth below.

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                          ARTICLE 1 - PURCHASE PRICE

     In consideration of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Property for a total purchase price (the "Purchase Price") of SIX MILLION FOUR HUNDRED FORTY THOUSAND AND NO/100THS DOLLARS ($6,440,000.00), in Cash, subject to prorations and adjustments as provided for herein and payable in accordance with Article 4 below. Buyer and Seller hereby acknowledge and agree that the Purchase Price was bargained for and agreed upon by the parties following arm's length negotiations among the parties and their respective agents and representatives, and reflects their good faith, commercially reasonable determination of the fair market value of the Property, payable in Cash. In the event, however, that an appraisal of the Property concludes, for any reason whatsoever, including, without limitation, that as a result of Buyer's status as a tax exempt, non-profit corporation, with the potential ability to obtain financing on terms and conditions more favorable to Buyer than generally available to other buyers, the value of the Property to Buyer exceeds the Purchase Price, the parties reasonably believe that such excess value is attributable to Buyer's status as a tax exempt, non-profit corporation, and not to the Property itself and, thus, could not be realized by Seller upon a sale of the Property. Consequently, to the extent, if any, that an appraisal of the Property concludes that the value of the Property to Buyer exceeds the bargained for Purchase Price, Seller shall be deemed to have made a charitable contribution to Buyer in an amount equal to such excess value.

                        ARTICLE 2 - OPENING OF ESCROW

     Immediately prior to or concurrently with Buyer's delivery of the Deposit to Escrow Holder in accordance with Section 4.1, Buyer and Seller shall open an escrow account ("Escrow") with Escrow Holder and shall deposit with Escrow Holder fully executed counterparts of this Agreement for use as escrow instructions. Buyer and Seller further agree to execute Escrow Holder's usual form of supplemental escrow instructions for transactions of this type; provided, however, that such escrow instructions shall be for the purpose of implementing this Agreement, and such instructions shall incorporate this Agreement by reference and shall specifically provide that no provision thereof shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Buyer and Seller. In the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.

              ARTICLE 3 - CONDITIONS TO THE PARTIES' OBLIGATIONS

     3.1 Escrow Holder. Escrow Holder shall not be concerned with this Article nor have any responsibility therefor.

     3.2 Conditions to Buyer's Obligation to Purchase. Buyer's obligation to purchase the Property is expressly conditioned upon the satisfaction of each of the following:

          3.2.1 Performance by Seller. Timely performance of each obligation and covenant of, and delivery required of, Seller hereunder.

          3.2.2 Satisfaction or Waiver of Contingencies. The contingency set forth in Article 7 below shall have been satisfied or waived by Buyer; provided, that if Buyer does not terminate this Agreement pursuant to Article 7 below, the contingency set forth in such Article 7 shall be deemed to have been waived by Buyer.

          3.2.3 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Seller in Section 13.2.

          3.2.4 Title Policy. Delivery at the Closing of the "Title Policy" (as hereinafter defined) or an unconditional commitment by the Escrow Holder, in its capacity as title insurer (in such capacity, "Title Company") to issue the Title Policy showing title in Buyer, in the condition described in Section 8.1.2.

     3.3 Conditions to Seller's Obligation to Sell. Seller's obligation to sell the Property is expressly conditioned upon each of the following:

          3.3.1 Peformance by Buyer. Timely performance of each obligation and covenant of, and delivery required of, Buyer hereunder.

          3.3.2 Directors' Approval of Transaction. Approval of the terms and conditions of this Agreement by the board of directors (the "Directors") of BPL Holdings, Inc., the general partner of Seller's general partner. Seller shall submit this Agreement for approval by the Directors as soon as reasonably practicable following the expiration of the "Inspection Period" (as hereinafter defined). Seller shall promptly notify Buyer in writing of the Directors' approval or disapproval of the transactions contemplated by this Agreement.

          3.3.3 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Buyer in Section 13.3.

                3.3.4 Payment of Purchase Price. Payment of the Purchase Price at the Closing in the manner herein provided.

                         ARTICLE 4 - BUYER'S DELIVERIES

        4.1 Initial Deposits. Contemporaneously with the execution of this Agreement by Buyer, Buyer shall deliver to Seller the amount of ONE HUNDRED AND NO/100THS DOLLARS, in Cash (the "Independent Contract Consideration"), which amount has been bargained for and agreed to as consideration for Buyer's right to purchase the Property pursuant to this Agreement and for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided for in this Agreement, and is non-refundable in all events. In addition, Buyer shall, within three (3) business days after Buyer's execution of this Agreement, deliver to Escrow Holder the amount of ONE THOUSAND AND NO/100THS DOLLARS ($1,000.00) in Cash. Escrow Holder shall deposit such amount in an interest-bearing account (which amount, together with all interest earned thereon, is herein referred to as the "Deposit"). The Deposit shall be applied to the Purchase Price of the Property, subject to the terms and provisions of this Agreement. In the event Buyer defaults hereunder, the Deposit shall be retained by Seller as liquidated damages pursuant to the terms of Article 11 below. In the event of the failure of a condition precedent set forth in Sections 3.2, 5.2 or Article 7, Escrow Holder shall return the Deposit to Buyer.

        4.2  Additional Deliveries.   Buyer shall, at or before the Closing,
deliver to Escrow Holder the following funds, instruments and documents, the delivery of each of which is an express obligation of Buyer:

                4.2.1 Cash Payment. Cash in the amount of SIX MILLION FOUR HUNDRED THIRTY-NINE THOUSAND AND NO/100THS DOLLARS ($6,439,000.00), less any prorations or adjustments in favor of Buyer provided for herein.

                4.2.2 Assignment and Assumption of Leases. Two counterparts of the Assignment and Assumption of Leases in the form of Exhibit C attached hereto (the "Assignment of Leases"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Leases to Buyer.

                4.2.3 Assignment and Assumption of Contracts. Two counterparts of the Assignment and Assumption of Contracts in the form of Exhibit D attached hereto (the "Assignment of Contracts"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Contracts.

                4.2.4 Cash - Prorations. Buyer's share, if any, of prorations, fees and costs, as described in Article 9 below.

                4.2.5 Evidence of Authority. Certified resolutions of the board of directors of Buyer or other appropriate evidence of authority, if applicable, confirming that Buyer's execution, delivery and performance of this Agreement have been duly authorized in all respects.

        4.3 Further Documents. Buyer shall execute and deliver such other documents and shall take such other action at the Closing as may be necessary or appropriate to carry out its respective obligations under this Agreement, without further representations or warranties other than those contained herein.

        4.4 Failure to Deliver. The delivery of the funds, instruments and documents required above shall be express obligations of Buyer and a condition precedent to Seller's performance hereunder, and the failure of Buyer to make any delivery required above by the date, or within the time, set forth above, shall constitute a material breach hereof by Buyer.


                    ARTICLE 5 - SELLER'S CLOSING DELIVERIES

        5.1 Delivery of Instruments and Documents. Seller shall, at or before the Closing, deliver to Escrow Holder the following instruments and documents, the delivery of each of which is an express obligation of Seller:

                5.1.1 Deed. A special warranty deed (the "Deed") on Escrow Holder's standard form, executed and acknowledged by Seller, conveying the Property to Buyer free and clear of all liens and encumbrances but subject to the "Permitted Exceptions" (as defined in Section 6.1.1).

                5.1.2 Bill of Sale. A quit claim bill of sale in the form of Exhibit E attached hereto, executed by Seller, conveying the Personal Property and Plans to Buyer, without representation or warranty of any kind whatsoever.

                5.1.3 Assignment and Assumption of Leases. Two counterparts of the Assignment of Leases executed by Seller.

                5.1.4 Assignment and Assumption of Contracts. Two counterparts of the Assignment of Contracts executed by Seller.

                5.1.5 Tenant Notification. Signed notification to be sent to each tenant under each of the Leases within five (5) calendar days following the Closing Date, advising each tenant of the transfer of ownership and directing that all further payments of rent be made as directed by Buyer.

                5.1.6 Leases/Contracts. Originals or legible copies of the Leases, and any written Approved Contracts, and all keys to the Improvements in Seller's possession.

          5.1.7 Section 1445 Affidavit. An affidavit executed by Seller which evidences that the Seller is exempt from the withholding requirements of
Section 1445 of the Internal Revenue Code of 1986, as amended.

     5.2 Further Documents. Seller shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out its respective obligations under this Agreement, without further representations or warranties other than those contained herein.

     5.3 Failure to Deliver. The delivery of the documents required above shall be express obligations of Seller and a condition precedent to Buyer's obligation to purchase the Property. The failure of Seller to make any delivery required above by the date, or within the time, set forth above shall constitute a material breach hereof by Seller.

                    ARTICLE 6 - INVESTIGATION OF PROPERTY

      6.1 Initial Delivery of Documents. Buyer hereto acknowledges and agrees that prior to the date of this Agreement, Seller has delivered to Buyer or has made available to Buyer the following items, to the extent the same are in Seller's possession or control as of the date hereof (collectively referred to herein as "Seller's Deliveries"):

          6.1.1 Title Commitment. A current commitment for title insurance addressed to Buyer, together with legible copies of all recorded exceptions to title referred to in such report (collectively, the "Title Report") covering the Property and issued by Title Company, committing to issue a TLTA Form T-1 owner's policy of title insurance. Buyer hereby accepts the condition of title to the Property as disclosed by the Title Report, and agrees to accept conveyance of title to the Property subject to the exception shown in the Title Report (the "Permitted Exceptions").

          6.1.2 Rent Roll. A current rent roll (the "Rent Roll") listing relevant information concerning all leases, tenancies and other occupancy arrangements currently in effect at the Property (collectively, the "Leases").

          6.1.3 Contracts. A list or copies of any Contracts to be assigned to Buyer.

          6.1.4 Plans. Originals or legible copies of any Plans in Seller's possession.

          6.1.5 ALTA Survey. An ALTA improvement survey of the Property (the "Survey"). The certification contained in the Survey shall be amended prior to Closing to specifically name Buyer.

                6.1.6 Standard Lease Form. A copy of the standard lease form used by Seller at the Property.

                6.1.7 Property Assessment and Taxes. Evidence of payment of real and personal property assessments and taxes relating to the Property for the past three (3) years.

                6 1.8   Leases/Utility Bills.  Seller shall make available to
Buyer copies of the Leases and copies of any utility bills at the property manager's office located at the Property.

                6.1.9 Insurance Policies. A copy of any insurance policies held by Seller and relating to the Property.

                6.1.10 Employees. A list of all persons employed at the Property.

                6.1.11  Environmental Audit.   A Phase I environmental audit of
the Property (the "Environmental Report"), prepared by Hillmann Environmental, Inc., dated January 20, 1994.

                6.1.12 Income and Operating Statements. Monthly and annual income and operating statement for the Property for the past three (3) years, to the extent the same are in Seller's possession or control.

                6.1.13 Soils Reports. Copies of soils reports, engineering and architectural studies, grading plans, topographical maps and similar data relating to the Property, if any, to the extent the same are in Seller's possession or control.

                6.2     "As Is" Purchase.

                6.2.1 Opportunity to Inspect. Buyer acknowledges and agrees, for Buyer and Buyer's successors and assigns, that prior to the date of this Agreement, (i) Buyer has been given a reasonable opportunity to review the contents of the Seller's Deliveries and to inspect and investigate the Property and all aspects relating thereto, either independently or through agents, consultants or experts of Buyer's choosing; and (ii) Buyer has had the opportunity to engage such qualified agents, consultants or experts, including, without limitation, environmental consultants, as Buyer deemed necessary to make all appropriate inquiry regarding the condition of the Property and adjacent property, including, without limitation, the presence thereon, or the condition thereof, with respect to, any "Hazardous Materials" (as defined below). Buyer further acknowledges and agrees that at Closing, Buyer shall acquire and accept the Property in its then-existing condition on an "AS IS, WHERE IS, AND WITH ALL FAULTS" basis, with no right of set-off or reduction in the Purchase Price. As used in this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any "Environmental Law" (as defined below), including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation. As used in this Agreement, "Environmental Law" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority or requirements of law (including common law) relating to or imposing liability or standards of conduct concerning the protection of human health, the environment or natural resources, or to releases or threatened releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or may hereafter be in effect.

     6.2.2 No Implied Representations. Buyer acknowledges and agrees that, except for Seller's express representations and warranties set forth in Section
13.2 below or in any instrument of conveyance signed by Seller and delivered to Buyer at Closing (collectively, "Seller's Express Representations"), NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE NATURE, QUANTITY, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE AREA, OR THE CONDITION WITH RESPECT TO WATER, SOILS OR GEOLOGY, OF ANY LAND INCLUDED IN THE PROPERTY, THE PLUMBING, ELECTRICAL OR MECHANICAL EQUIPMENT OR SYSTEMS OR THE ROOFS, FOUNDATIONS OR OTHER STRUCTURAL COMPONENTS OF ANY IMPROVEMENTS INCLUDED IN THE PROPERTY, OR THE FITNESS OF ANY PERSONAL PROPERTY INCLUDED IN THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY BY VIRTUE OF THE LEASES OR OTHERWISE; (C) THE COSTS OF OWNING, OPERATING, REPAIRING OR MAINTAINING THE PROPERTY; (D) THE MARKETABILITY OF THE PROPERTY OR ANY POTENTIAL TO DEVELOP, CONSTRUCT OR ALTER IMPROVEMENTS ON, OR LEASE OR SELL THE PROPERTY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW; AND THAT NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS CONCERNING HAZARDOUS MATERIALS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF, OR TO BE PROVIDED BY OR ON BEHALF OF, SELLER OR UPON ANY REPRESENTATIONS MADE TO IT BY SELLER OR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR MAY BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY

INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

     6.2.3 Waiver and Release. Buyer, for Buyer and Buyer's successors and assigns, releases Seller and Seller's agents, employees, officers, directors, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for (i) any and all liability attributable to any physical condition of or at the Property; and (ii) any liabilities, damages or injury arising from, connected with or otherwise caused by statements, opinions or information obtained from any of such persons with respect to the Property, except only for liabilities, damages or injury arising from a material breach of any of Seller's Express Representations.

     6.2.4 Survival. The provisions of this Section 6.2 shall survive Closing or any termination of this Agreement.

                       ARTICLE 7 - FINANCING CONTINGENCY

     Buyer shall have until 5:00 p.m., C.S.T., on October 30, 1995 (the "Financing Deadline") to obtain a preliminary financing commitment (the "Commitment") from a Federal National Mortgage Association ("FNMA") lender and bond underwriter reasonably acceptable to Buyer to underwrite a first mortgage multi-family housing revenue bond offering (the "Offering") contemplating the issuance of "Series A" rated revenue bonds (the "Bonds") guaranteed by the FNMA, generating "Net Proceeds" (as hereinafter defined) in an amount equal to or greater than the Purchase Price. For purposes of this Agreement, the term "Net Proceeds" shall mean the gross sales proceeds generated from the sale of the Bonds, less only those usual and customary costs and expenses, including application fees, attorneys' and underwriters' fees and similar costs and expenses typically paid by the borrower in connection with a bond financing transaction. Notwithstanding the foregoing, all costs and expenses, of any kind or nature whatsoever, incurred or assessed in connection with the Offering shall be borne by Buyer, and Seller shall have no obligation or liability with respect thereto. In the event that Buyer is unable to obtain the Commitment prior to the expiration of the Financing Deadline, then Buyer may terminate this Agreement by written notice (the "Termination Notice") describing such inability given to Seller and Escrow Holder prior to the expiration of the Financing Deadline. If Buyer is unable to obtain the Commitment and gives the Termination Notice prior to the expiration of the Financing Deadline, (i) this Agreement shall terminate, (ii) the Deposit shall be returned to Buyer, (iii) Escrow Holder shall return all other items held by Escrow Holder to the party who delivered the same, and (iv) both parties shall be relieved from any further liability hereunder, prior to the expiration of the Financing Deadline. If Buyer obtains such Commitment within such time period, or if Buyer fails to give the Termination Notice prior to the expiration of such time period, then this Agreement shall remain in full force and effect in accordance with its terms. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that until the earlier to occur of (a) the date on which Buyer notifies Seller that the financing contingency contemplated by this Article 7 has been satisfied or waived, or (b) the expiration of the Financing Deadline without Buyer having delivered the Termination Notice to Seller, Seller shall have the right to continue to market the Property for sale to third parties. In the event that prior to the date specified in the foregoing sentence Seller obtains a bona fide offer to purchase the Property on terms and conditions acceptable to Seller, in its sole and absolute discretion, Seller shall have the right to terminate this Agreement upon written notice to Buyer and Escrow Holder, in which event (1) the Deposit shall be returned to Buyer, (2) Escrow Holder shall return all other items held by Escrow Holder to the party who delivered the same, (3) both parties shall be relieved from any further liability hereunder, and (4) Seller shall have the right to accept such offer and to sell the Property to such third party, free and clear of any claim or right of Buyer with respect thereto. In the event that Seller exercises its right to terminate this Agreement in accordance with the foregoing, Seller agrees to reimburse Buyer for all actual, out-of-pocket costs and expenses incurred by Buyer in connection with its inspection of the Property and its efforts to obtain the Commitment (the "Reimbursable Expenses") not later than sixty (60) days following Buyer's delivery to Seller of an invoice in reasonable detail verifying the amount of Reimbursable Expenses incurred by Buyer; provided, that the total amount of Reimbursable Expenses payable by Seller hereunder shall not exceed $40,000.000. Promptly following Seller's payment of the Reimbursable Expenses, Buyer shall deliver to Seller any and all reports, studies or other information relating to the Property or otherwise generated by or on behalf of Buyer in connection with its inspection and evaluation of the Property.

                            ARTICLE 8 - THE CLOSING

     8.1 Date and Manner of Closing. If this Agreement has not then been terminated in accordance with Article 7 above, the close of Escrow (the "Closing") shall take place at the offices of the Escrow Holder on or before the earlier to occur of (i) the date on which the Offering is completed and the sale of the Bonds is completed, or (ii) the forty-fifth (45th) day following the satisfaction or waiver of the financing contingency set forth in Article 7 above, but in no event later than November 30, 1995 (the "Closing Date"). Escrow Holder shall close the Escrow by (i) filing for record the Deed and such other documents as may be necessary to procure the Title Policy (described below) and (ii) delivering funds and documents as set forth in Article 9, WHEN AND ONLY WHEN each of the following conditions has been satisfied:

          8.1.1 Funds and Documents. All funds and instruments required to be delivered to Escrow Holder pursuant to Articles 4 and 5 have been so delivered to Escrow Holder.

          8.1.2 Title Insurance. The Title Company is prepared to issue a standard coverage TLTA owner's policy of title insurance with liability in the amount of the Purchase Price, insuring that fee title to the Real Property vests in Buyer. Buyer, at Buyer's sole cost and expense, shall have the right to convert the title policy contemplated by this Section 8.1.2 to an extended coverage (or "ALTA") policy deleting the "standard" or "survey" exceptions to coverage. The title insurance policy to be issued to Buyer pursuant to this
Section 8.1.2 is hereinafter referred to as the "Title Policy".

     8.2 Delay in Closing; Authority to Close. If Escrow Holder cannot close the Escrow on or before the scheduled Closing date, it will, nevertheless, close the same when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions has not been timely performed, unless after said date and prior to Closing, Escrow Holder receives a written notice to terminate the Escrow and this Agreement from a party who, at the time such notice is delivered, is not in default hereunder. Neither (i) the exercise of such right to terminate, (ii) delay in the exercise of such right, nor (iii) the return of monies and documents, shall affect the right of the party giving such notice of termination to pursue legal or equitable remedies as provided in this Agreement for the other party's breach of this Agreement. Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the escrow or (iii) the return of monies and documents affect the right of the other party to pursue other legal or equitable remedies as provided in this Agreement for the breach of the party who gives such notice.

     8.3 Termination of Agreement; Liability of Escrow Holder. Escrow Holder shall have no liability or responsibility for determining whether or not a party giving a notice of termination is or is not in default hereunder. Within two business days after receipt of such notice from one party, Escrow Holder shall deliver a copy of such notice to the other party. Unless written objection to the termination of the Escrow is received by Escrow Holder within ten (10) days after Escrow Holder so delivers such notice to the other party,
(i) Escrow Holder shall forthwith terminate the Escrow and return all funds, documents and other items held by it to the party depositing same, except that Escrow Holder may retain such documents and other items usually retained by escrow holders in accordance with standard escrow termination procedures and practices, and (ii) each party shall forthwith pay to Escrow Holder one-half of Escrow Holder's reasonable escrow termination charges. Notwithstanding the foregoing provisions of this subparagraph, Escrow Holder may deduct from any cash or other funds held by it, a sum sufficient to pay its escrow termination charges in full. If written objection to the termination of the Escrow is delivered to Escrow Holder within such ten-day period,

Escrow Holder is authorized to hold all funds, documents and other items delivered to it in connection with the Escrow and may, in Escrow Holder's sole discretion, take no further action until otherwise directed, either by the parties' mutual written instructions or final order of a court of competent jurisdiction. The provisions of this Section 8.3 shall not apply to a termination of the Escrow by Buyer pursuant to Article 7, in which event Buyer shall be solely responsible for payment of all termination fees.

                     ARTICLE 9 - PRORATIONS, FEES AND COSTS

     9.1 Prorations. Escrow Holder will prorate and adjust between the parties, in Cash at the Closing, the following (all prorations are to be made on the basis of a 365-day year, unless otherwise specifically instructed in writing):

          9.1.1 Property Taxes. All real property and personal property taxes and assessments (except special assessments) shall be prorated as of the Closing Date. Buyer shall be solely responsible for payment of any special assessments payable in installments due on or after the Closing Date. Seller shall pay all such taxes attributable to any period prior to the Closing. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, shall be based upon the most recent assessed valuations and mill levy available, which proration shall be deemed a final settlement between the parties, provided, that in the event of any refund or reduction in property taxes assessed against the Property for (i) any tax year prior to the year of Closing, or (ii) the year of Closing, resulting from an appeal of the amount of such taxes, the amount of any such refund or reduction attributable to tax years prior to the year of Closing shall be paid to Seller, and any such refund or reduction in taxes attributable to the year of Closing shall be prorated as of the Closing Date at such time as the judgment on appeal shall become final. If either such real estate or such personal property taxes are payable directly to the taxing authority by any tenant under and pursuant to the terms of any Lease, then the foregoing provisions shall be inapplicable with respect thereto and there shall be no proration of such taxes between Seller and Buyer. All taxes imposed because of a change of use of the Property after Closing shall be paid by the Buyer.

          9.1.2 Income. All income from the Leases or from any other portion of the Property (such as, e.g., parking rents or laundry income) shall be prorated as of the Closing Date. Buyer shall receive all income accruing on the Closing and thereafter. Seller shall receive all income accruing prior to the Closing. Delinquent rent due from tenants under the Leases prior to the Closing and collected by Buyer after the Closing shall be paid over by Buyer to Seller as and when collected. Any rents collected by Buyer after Closing for periods prior to the Closing Date shall be promptly remitted to Seller, and all such rents received by Buyer after Closing shall be deemed to be applied first to satisfy delinquent rental obligations for any period before Closing not prorated at Closing, and secondly to the current month's rent due on the date of receipt. Seller shall retain all ownership rights relating to any such delinquent rents and if Buyer has not collected the same within sixty (60) days from Closing Date, Seller may take such action as it deems necessary to collect such delinquent rents, including the commencement of an action against the tenant under the Lease or any other person liable for such delinquent rents, but Seller shall not have the right to cause the tenancy of such tenant to be terminated.

        9.1.3. Deposits. Seller shall retain all non-refundable deposits paid by tenants under the Leases, including "redec", pet and other earned deposits. Buyer shall be entitled to a credit at Closing for the amount of any security or other refundable deposits paid by tenants under the Leases.

        9.1.4 Other Expenses of Property. In general, all expenses relating to the operation of the Property accruing prior to the Closing shall be paid by Seller and all such expenses accruing on or after Closing shall be paid by Buyer. Seller shall be entitled to a credit at Closing for the amount of any deposits Seller has made with any of the utilities services or companies servicing the Property. Buyer shall arrange with all utilities services and companies servicing the Property to have new accounts started in the name of Buyer or Buyer's designee beginning at 12:01 a.m. on the Closing Date.

        9.1.5 Miscellaneous. All of the prorations respecting the Property, except as otherwise provided herein, shall be made in accordance with the custom of Bexar County, Texas.

        9.2 Date of Proration. The prorations and adjustments provided for in this Article 9 shall be made so that the Buyer shall receive the income and be charged with the expense of the operation of the Property for the Closing Date, provided that the Purchase Price (subject to the adjustments and prorations provided for herein) is delivered to Seller in sufficient time on the Closing Date so that such proceeds may be invested and Seller shall receive interest on such investment for the Closing Date. If the proceeds of the Purchase Price are not so delivered to the Seller on the Closing Date, the prorations and adjustments to be made under this Section 8 shall not be changed, but Escrow Holder shall not effect the Closing until Buyer has paid to Seller interest on the amounts due to Seller at a rate equal to ten percent (10%) per annum, calculated on a 360-day year, to compensate Seller for the loss of interest for such date.

        9.3 Buyer's Closing Costs. Buyer will pay (i) all excise, transfer (such as documentary fees or stamps) sales and use taxes, in the amount Escrow Holder determines to be required by law, (ii) the Title Company's premium for the Title Policy

(including the cost of any endorsements thereto) insuring the Property for the amount of the Purchase Price, (iii) one-half of Escrow Holder's escrow fee,
(iv) usual buyer's document-drafting and recording charges, and (v) Buyer's attorneys' fees.

     9.4 Seller's Closing Costs. Seller will pay (i) one-half of Escrow Holder's escrow fee, (ii) the cost of the Survey, (iii) usual seller's document-drafting and recording charges, and (iv) Seller's attorneys' fees.

                ARTICLE 10 - DISTRIBUTION OF FUNDS AND DOCUMENTS

     10.1 Form of Disbursements. All disbursements by Escrow Holder shall be made by wire transfer to the account of Seller in accordance with the wiring instructions attached as Exhibit F hereto.

     10.2 Liens and Encumbrances. At the time of Closing, Escrow Holder shall pay, from funds to which Seller shall be entitled, to the obligees thereof, any lien, deed of trust, mortgage or other encumbrance then affecting the Property.

     10.3 Recording Documents. Escrow Holder will cause the County Recorder of Bexar County, Texas, to mail the Deed (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or (ii) for whose benefit said document was acquired.

     10.4 Nonrecorded Documents. Escrow Holder will, at the Closing, deliver by United States mail (or will hold for personal pickup, if requested), at least one duplicate original of each nonrecorded document received hereunder by Escrow Holder to Buyer and Seller.

     10.5 Cash Disbursements. Escrow Holder will, at the Closing, arrange for wire transfer, (i) to Seller, or order, the Purchase Price, plus any prorations or other credits to which Seller will be entitled and less any appropriate prorations or other charges and (ii) to Buyer, or order, any excess funds theretofore delivered to Escrow Holder by Buyer.

     10.6 Copies of Documents. Escrow Holder will, as soon as possible after Closing, deliver to Buyer and to Seller a copy of the Deed (conformed to show recording data) and each document recorded or delivered to or through Escrow herein.

          ARTICLE 11 - RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

     11.1 Return of Seller's Documents. In the event the Escrow is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen
(15) calendar days following such termination, deliver to Seller all documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Escrow Holder shall deliver all documents and materials deposited by Seller and then in Escrow Holder's possession to Seller.

     11.2 Return of Buyer's Documents. In the event Escrow is terminated for any reason (other than the default of Buyer), Escrow Holder shall, within fifteen (15) calendar days following such termination, deliver to Buyer all funds and documents, if any, deposited by Buyer and then in Escrow Holder's possession to Buyer.

     11.3 No Effect on Rights of Parties. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may be entitled by the terms of this Agreement.

     11.4 Payment of Termination Fee. Escrow Holder may condition its deliveries hereinabove provided upon payment by the party requesting delivery of a termination fee. Notwithstanding any other provision of this Agreement to the contrary, any termination fee shall be paid (or reimbursed) by the defaulting party, or paid equally if neither party is then in default; provided, that upon a termination by Buyer in accordance with Article 7, any termination fee shall be paid by Buyer; and provided further, that upon a termination by Seller in accordance with Article 7, any termination fee shall be paid by Seller.

                              ARTICLE 12 - DEFAULT

     12.1 Seller's Remedies. If Buyer fails to complete the acquisition as herein provided by reason of any default by Buyer, Seller shall be released from any further obligations hereunder and shall be entitled to the following:

Buyer's         INSOFAR AS IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT TO
Initials        ESTIMATE THE DAMAGE AND HARM WHICH SELLER WOULD SUFFER IN THE
                EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE
-----------     ACQUISITION HEREUNDER AND INSOFAR AS A REASONABLE ESTIMATE OF
                THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT
                OF BUYER'S DEFAULT AND FAILURE TO DULY COMPLETE THE ACQUISITION
                HEREUNDER IS THE SUM OF $1,000.00, SELLER SHALL THEREFORE BE
Seller's        ENTITLED TO BUYER'S DEPOSIT OF $1,000.00 PLUS ANY INTEREST
Initials        THEREON, DELIVERED TO SELLER IN ACCORDANCE WITH SECTION 4.1 OF
                THIS AGREEMENT AS AND FOR THE SOLE REMEDY FOR DAMAGES ARISING
   WGN          FROM
-----------

              BUYER'S FAILURE TO COMPLETE THE ACQUISITION IN ACCORDANCE WITH THE TERMS HEREOF.

     12.2 Buyer's Remedies. In the event of any failure of Seller to comply with any of its obligations hereunder which are required to be performed at or prior to the Closing, Buyer may, at Buyer's option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller and to Escrow Holder whereupon Escrow Holder shall return the Deposit to Buyer and both Buyer and Seller shall be relieved of further obligations or liabilities hereunder, or (ii) Buyer may seek specific performance of this Agreement or damages in an amount not to exceed $1,000.00.

                  ARTICLE 13 - REPRESENTATIONS AND WARRANTIES

     13.1 Escrow Holder. Escrow Holder shall have no concern with, or liability or responsibility for, this Article.

     13.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the date on which Closing shall occur, the statements made by Seller pursuant to this
Section 13.2 shall be true and correct in all material respects.

           13.2.1 Authority. Seller is a limited partnership, duly organized and existing in good standing under the laws of the State of Colorado. Upon obtaining all requisite partnership and governmental approvals of the transactions contemplated by this Agreement, Seller shall have the full right and authority to sell the Property on the terms and conditions set forth herein.

           13.2.2 Violations. To the best of Seller's knowledge, the entering into and consummation of the transactions contemplated hereby will not conflict with, or constitute a default under, any Contract, Lease, or other Agreement to which Seller is a party or by which Seller may be bound.

           13.2.3 Litigation. To the best of Seller's knowledge, there are no actions, suits, investigations or proceedings pending or threatened, with respect to or in any manner affecting the Property or the ability of Seller to sell the Property on the terms and conditions set forth herein.

           13.2.4 Deliveries. To the best of Seller's knowledge, the information provided to Buyer in the Seller's Deliveries is accurate in all material respects.

           13.2.5 Condemnation. To the best of Seller's knowledge, there are no pending or threatened, condemnation or similar proceedings affecting the Property, or any part thereof, and to the best of Seller's knowledge, no such proceeding is contemplated by any governmental authority.

              13.2.6 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement, or (ii) the Closing Date. Seller shall indemnify and hold Buyer harmless and defend Buyer from any loss, liability or expense incurred by Buyer or any claim made against Buyer by reason of the breach of any of the foregoing representations or warranties.

        13.3 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that, as of the Closing:

              13.3.1 Authority. Buyer is a non-profit corporation duly organized and existing and in good standing under the laws of the State of Texas. Buyer has full right and authority to enter into this Agreement and consummate the transaction contemplated hereby. All requisite partnership, corporate or other action has been taken by Buyer in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of Buyer is authorized to do so.

              13.3.2 Consents; Binding Obligations; Violations. All consents and approvals which may be required in order for Buyer to enter into this Agreement or to consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby will be in violation of any judgement, order, permit, writ, injunction, or decree of any court, commission, bureau or agency to which Buyer is subject or by which Buyer is bound, or constitute a breach or default under any agreement or other obligation to which Buyer is a party or otherwise bound.

              13.3.3 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement, or (ii) the Closing Date. Buyer shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties.

                        ARTICLE 14 - BROKER'S COMMISSION

        The parties hereto represent and warrant that they know of no broker's commissions, agents' or finders' fees due in connection with this transaction, except for the commission due to CB Commercial Real Estate Group, Inc. ("Broker") for the work of its agent Michael Killebrew, which shall be the sole responsibility of Seller. Any sub-agency fees or commissions shall be paid by Broker. The parties hereto hereby agree to hold harmless, indemnify and defend each other from all expenses, liabilities and damages, including without limitation, attorneys' fees, resulting from claims of brokers, agents or finders, licensed or otherwise claiming through, under or by reason of the conduct of the indemnifying party respecting the transaction contemplated herein.

                       ARTICLE 15 - SELLER'S COVENANTS

     Seller covenants for the benefit of and agrees with Buyer that, pending Closing, Seller shall:

     15.1 Leases. Perform in a timely manner all of Seller's obligations under the Leases, consistent with Seller's ordinary business practices in effect as of the date hereof. Subsequent to the expiration of the Inspection Period, Seller shall not enter into any new Leases without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed, except for new Leases entered into by Seller in the ordinary course of business for terms not exceeding one year and at rentals at least equal to those currently being charged (and to promptly deliver to Buyer copies of any such new Leases). In addition, Seller shall not modify or terminate any of the Leases without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. If Seller desires to enter into a new Lease subsequent to the expiration of the Inspection Period, which Lease requires the consent of Buyer thereto as provided in this Section 15.1 Seller shall deliver written notice to Buyer requesting Buyer's approval thereof and providing therewith the most current draft of the proposed new Lease. Seller also agrees to provide any other information concerning the new Lease and proposed tenant which Buyer reasonably requests. Buyer shall respond to Seller's request for approval of the new Lease transaction within two (2) business days after the delivery of Seller's notice. Unless Buyer shall deliver written notice to Seller disapproving the proposed new Lease within such two (2) day period, Buyer shall be deemed to have approved such Lease transaction for all purposes of this Agreement and Seller may proceed to consummate such new Lease in the form most recently approved (or deemed approved) by Buyer.

     15.2 Contracts. Perform in a timely manner all of Seller's obligations under the contract, consistent with Seller's ordinary business practices in effect as of the date hereof. Subsequent to the expiration of the Inspection Period, Seller shall not enter into any new Contracts except those which by their terms may be terminated upon no more than thirty (30) days' written notice (and to deliver to Buyer copies of any such new Contracts) without Buyer's prior written consent, which consent shall not be unreasonably withheld. In addition, Seller shall not modify or terminate any of the Contracts except as consented to in writing by Buyer, which consent shall not be unreasonably withheld or delayed.

Buyer's consent shall be deemed to have been given by Buyer if Buyer does not notify Seller to the contrary within two (2) business days after receipt of Seller's request for such consent. Seller shall promptly notify Buyer of any such agreements entered into by Seller prior to the expiration of the Inspection Period.

     15.3 Personal Property. Except in the ordinary course of Seller's business, not remove any Personal Property except to make repairs and replacements.

     15.4 Maintenance and Operation of Property. Maintain the Property in its present condition, ordinary wear and tear excepted, and operate the Property in substantially the same manner as the Property has previously been operated by Seller.

     15.5 Insurance. Maintain in full force and effect all insurance policies covering the Property as of the date of this Agreement.

     15.6 Notices. Promptly deliver to Buyer a copy of any notice received by Seller of any lawsuits threatened or pending involving all or a portion of the Property or concerning any building, zoning, fire or health code violation.

                             ARTICLE 16 - CASUALTY

     In the event that the Property should be damaged by any casualty prior to Closing, Seller shall promptly give Buyer written notice of such occurrence, and as soon thereafter as practicable, shall provide Buyer with an estimate (the "Estimate") made by an architect, engineer or contractor selected by Seller and approved by Buyer (which approval shall not be unreasonably withhold or delayed) of the cost required to repaired to repair such damage. If it is so estimated that the cost to make any such repairs shown on the Estimate would exceed an amount equal to ten percent (10%) of the Purchase Price, then either party, at its option, may terminate the Agreement upon written notice to the other given within ten (10) days after both parties' receipt of the Estimate, in which event Escrow Holder shall return the Deposit to Buyer and both parties shall be relieved of any further obligations hereunder. If neither party elects to so terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall assign all insurance proceeds payable as a result of such casualty to Buyer at the Closing, up to the estimated cost of repairs shown on the Estimate.

                           ARTICLE 17 - CONDEMNATION

     17.1 Notice. If, prior to Closing, Seller learns of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all of any portion of the Property, Seller will notify Buyer promptly thereof.

     17.2 Termination. Other than with respect to an "Immaterial Taking" (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Property between the date of this Agreement and the Closing Date shall, at the option of either of the parties hereto, cause a termination of this Agreement. The election to terminate provided hereby must be exercised (or will be deemed to have been waived) by notice to the other party to that effect given within fifteen (15) days following delivery of Seller's notice pursuant to Section
17.1 above. Upon delivery of such termination notice, Escrow Holder shall return the Deposit to Buyer and both parties shall be relieved of any future obligations hereunder. If Buyer shall not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller shall be relieved of all obligations under this Agreement with respect to the portion of the Property so taken or condemned, but Buyer will be entitled to receive all proceeds of any such taking or condemnation, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Buyer's consent and will take at Closing all action necessary to assign its entire interest in such award to Buyer or its designee. Any taking or condemnation for any public or quasi-public purpose or use which does not affect access, reduce parking or take any part of the Improvements shall be deemed an "Immaterial Taking."

                            ARTICLE 18 - ASSIGNMENT

     Buyer may not assign this Agreement without the written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion. No assignment shall release the Buyer herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereto.

     If Buyer requests Seller's written consent to any assignment, Buyer shall
(1) notify Seller in writing of the proposed assignment; (2) provide Seller with a name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.


                              ARTICLE 19 - NOTICES

     Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon on the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the third business hour (a business hour being one of the hours from 8:00 a.m. to 5:00 p.m. on business days) after transmitting by telecopier to the telecopy number set forth below:

        If to Seller, to:

                Boettcher Western Properties III, Ltd.
                c/o Kemper Securities, Inc.
                828 17th Street, Suite 400
                Denver, Colorado 80202
                Attention: Mr. William G. Nash
                Telecopy: (303) 628-8555

                with a copy at the same time to:

                Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
                950 17th Street, Suite 1600
                Denver, Colorado 80202
                Attention: Marguerite L. Sadler, Esq.
                Telecopy: (303) 825-6525

        If to Buyer, to:

                ALT Affordable Housing Service, Inc.
                1100 N.E. Loop 410
                Suite 801
                San Antonio, Texas 78209
                Attention: Mr. Edward B. Partridge
                Telecopy: (210) 829-5444

        If to Escrow Holder, to:

                Chicago Title Insurance Company
                14607 San Pedro Avenue, Suite 175
                San Antonio, Texas 78232
                Attention: Mr. Larry A. Jack
                Telecopy: (210) 490-4080

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

                ARTICLE 20 - TRANSFER OF TITLE AND POSSESSION


        20.1 Transfer of Possession. Possession of the Property shall be transferred to Buyer on the Closing Date, subject to all rights of tenants under the Leases.

        20.2 Delivery of Documents on Closing. On the Closing, in addition to those other documents set forth herein, Seller shall deliver to Buyer the following:

              20.2.1 Leases. An original counterpart (or if originals are unavailable, a copy certified by Seller as true and correct) of all written documents creating or evidencing the Leases, including all amendments or modifications thereto.

              20.2.2 Plans, Warranties and Permits. The Plans and any written Warranties or Permits.

                       ARTICLE 21 - GENERAL PROVISIONS

        21.1 Definitions. Unless the context otherwise indicates, whenever used in this Agreement:

              21.1.1  Cash.  The word "Cash" means (i) United States currency or
(ii) an amount in United States currency credited by wire-transfer or by other means providing immediately available funds.

              21.1.2 Party. The word "party" or "parties" means Buyer and/or Seller, as the context may require.

        21.2 Gender; Number. The use herein of (i) the neuter gender includes the masculine and the feminine and (ii) the singular number includes the plural, whenever the context so requires.

        21.3. Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

        21.4 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the expiration of the Inspection Period or the Closing Date) should, under the terms hereof, fall on a weekend or holiday, the such a date shall be automatically extended to the next succeeding weekday that is not a holiday.

        21.5 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

     21.6 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

     21.7 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

     21.8 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals or rehearing, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not.

     21.9 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     21.10 Time of Essence. Seller and Buyer hereby acknowledge and agree that TIME IS STRICTLY OF THE ESSENCE with respect to each and every term, condition, obligation and provision herein and the failure to TIMELY AND FULLY perform or satisfy any of the terms, conditions, obligations or provisions of this Agreement shall constitute a material default hereunder.

     21.11 Survival of Obligations. All obligations referred to herein to be performed at a time or times after the Closing shall survive the Closing and the delivery of the Deed.

     21.12 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

     21.13 Successors and Assigns. Subject to any provisions concerning assignment hereinabove set forth, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

     21.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

                                *  *  *  *  *  *

        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth below.

                                SELLER:

                                BOETTCHER WESTERN PROPERTIES III, LTD.,
                                a Colorado limited partnership

                                By:  BOETTCHER PROPERTIES, LTD.,
                                     its General Partner

                                     By:  BPL HOLDINGS, INC., its
                                          General Partner

10/5/95                                   By:  William G. Nash
----------------------                         ---------------
Date                                           William G. Nash
                                               President

                                BUYER:

                                ALT AFFORDABLE HOUSING SERVICE, INC.-
                                ARBOR PLACE, a Texas non-profit corporation

Oct. 10, 1995
----------------------          By:    Edward B. Partridge
Date                                   -------------------------
                                Name:  Edward B. Partridge
                                       -------------------------
                                Title: Vice President
                                       -------------------------

                           CONSENT OF ESCROW HOLDER

        The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as Escrow Holder.


                                           CHICAGO TITLE INSURANCE COMPANY

10-12-95                                   By: James M. Houlihan
------------------------                      --------------------------------
Date                                       Name: James M. Houlihan
                                                ------------------------------
                                           Title: Conn. Esc. Manager
                                                 -----------------------------

                                  Exhibit A


                              LEGAL DESCRIPTION

A total of 9.921 acres, as follows:

Tract 1: A 4.424 acre tract of land out of the remaining portion of Lot 16, NCB 12969, out of the Maverick Ranch Subdivision, in the City of San Antonio, Bexar County, Texas, a plat of which is recorded in Volume 6400, Page 11 of the Deed and Plat Records of Bexar County, Texas, and being more particularly described as follows:

BEGINNING:      At an iron pin on the southwest ROW line of Babcock Road, said iron pin being S 40 degrees 29' 34" E 19.62 feet from the point of intersection of the southwest ROW line of Babcock Road with the southeast ROW line of Sunshine Ranch Road;

THENCE: S 40 degrees 29' 34" E 454.85 feet along the southwest ROW line of Babcock Road to an iron pin the easternmost corner of this
                4.424 acre tract and the northernmost corner of Lot 17, NCB
                12969;

THENCE:         S 49 degrees 30' 26" W 235.00 feet to an iron pin an angle;


THENCE:         S 06 degrees 00' 00" E 182.00 feet to an iron pin an angle;

THENCE: S 84 degrees 00' 00" W 228.18 feet to a cross in concrete on the west property line of Lot 16 NCB 12969, said line also being the east property line of Sunshine Park Estates, Unit 7, a plat of which can be found in Volume 4600, Page 243 of the Deed and Plat Records of Bexar County, Texas. Said cross in concrete also being the northwest corner of Lot 17, NCB 12969, a plat of which can be found in Volume 6600, Page 35, of the Deed and Plat Records of Bexar County, Texas;


THENCE: N 06 degrees 00' 00" W 684.11 feet, with the division line of Lot 16 and the east property line of Sunshine Park Estates, Unit 7, to an iron pin the westernmost corner of Lot 16, NCB 12969 and in the southeast ROW line of Sunshine Ranch Road;


THENCE: With the southeast ROW line of Sunshine Ranch Road, N 63 degrees 15' 00" E 144.17 feet to an iron pin the beginning point of a curve to the right;


THENCE: With the curve to the right having a radius of 25.00 feet, a central angle of 76 degrees 15' 26", a tangent distance of 19.62 feet and an arc distance of 33.27 feet to the POINT OF BEGINNING, containing 4.424 acres of land.


Tract 2: A 5.497 acre tract being Lot 17, NCB 12969, Maverick Ranch Subdivision, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 6600, Page 35 in the Deed and Plat Records of Bexar County, Texas, and being more particularly described as follows:


BEGINNING:      At an iron pin on the southwest ROW line of Babcock Road, said point being the northernmost
                corner of said Lot 17 and the easternmost corner of the remaining portion of Lot 16, NCB 12969;

THENCE: S 55 degrees 14' 00" E 112.11 feet along the southwest ROW line of Babcock Road to an iron pin at the beginning of a curve to the right at the intersection of Babcock Road and Overbrook Drive;


THENCE: Along said curve to the right having a radius of 25 feet, a central angle of 88 degrees 56' 54", and an arc length of 38.81 feet to an iron pin at the beginning of a curve to the left on the west ROW line of Overbrook Drive;

THENCE: Along the west ROW line of Overbrook Drive along said curve to the left having a radius of 247.38 feet, a central angle of 58 degrees 04' 54", and an arc length of 250.77 feet to an iron pin;

THENCE: S 24 degrees 22' 00" E 134.46 feet along the west ROW line of Overbrook Drive to an iron pin at the easternmost corner of this
                5.497 acre tract;


THENCE: In a westerly direction along the northwest line of an existing 15-foot alley in Sunshine Park Estates, a subdivision recorded in Volume 3535, Page 91 in the Deed and Plat Records of Bexar County, the following courses:

                     S 65 degrees 38' 00" W 15.00 feet to an iron pin at the beginning of a curve to the left; thence along said curve to the left having a radius of 469.65 feet, a central angle of 30 degrees 00' 00", and an arc length of 245.91 feet to an iron pin;

                     S 35 degrees 38' 00" W 364.18 feet to an iron pin at the southernmost corner of this 5.497 acre tract;


THENCE: N 34 degrees 22' 00" W 100.00 feet to an iron pin at the beginning of a curve to the right;


THENCE: Along said curve to the right having a radius of 250.21 feet, a central angle of 02 degrees 12' 28" and an arc length of 9.64 feet to an iron pin;

THENCE: N 19 degrees 27' 00" W 110.07 feet to an iron pin at the beginning of a curve to the right;

THENCE: Along said curve to the right having a radius of 250.21 feet, a central angle of 20 degrees 35' 47", an arc length of 89.94 feet to an iron pin;

THENCE:         N 13 degrees 51' 00" E 42.24 feet to an angle, an iron pin;

THENCE: N 06 degrees 00' 00" W 235.72 feet to a cross in concrete, the westernmost corner of this tract and the remaining portion of Lot 15, NCB 12969;

THENCE:         N 84 degrees 00' 00" E 228.18 feet to an iron pin, an angle;

THENCE:         N 06 degrees 00' 00" W 182.00 feet to an iron pin, an angle;


THENCE: N 49 degrees 30' 26" E 235.00 feet to the POINT OF BEGINNING, containing 5.497 acres of land.

                                   Exhibit B

                          PERSONAL PROPERTY INVENTORY
                            (as of October 26, 1994)


OFFICE

1     Credenza
3     File Cabinets (2 lg., 1 sm.)
1     Glass table with 4 chairs
1     Typewriter
2     Phones
2     Desks
6     Sofa type chairs
2     Steno chairs
1     Calculator


CLUBROOM

4     Tables
1     Television
1     Wooden Bench
8     Chairs
2     End tables
1     Refrigerator
1     Stove
6     Bar stools
2     Desks


SHOP

1     Power blower
1     Shop vac


APARTMENT UNITS

254   Refrigerators
254   Stoves
254   Dishwashers
141   Ceiling Fans

                                   Exhibit C

                      ASSIGNMENT AND ASSUMPTION OF LEASES


        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Agreement") is made and entered into this ____ day of ________________, 1995, between BOETTCHER WESTERN PROPERTIES III, LTD., a Colorado limited partnership ("Assignor"), and ALT AFFORDABLE HOUSING SERVICE, INC.-ARBOR PLACE, a Texas non-profit corporation ("Assignee").

        For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as landlord in and to those leases, tenancies and other occupancy arrangements (the "Leases") described in Schedule 1 attached hereto and made a part hereof.

        Assignor shall indemnify and hold Assignee harmless from all obligations on the part of the landlord arising under the Leases prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        Assignee hereby expressly assumes all liabilities and agrees to perform all obligations of Assignor under the Leases to be performed from and after the date hereof and shall indemnify and hold Assignor harmless from all obligations on the part of the landlord arising under the Leases from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        Assignor represents to Assignee that to the best of Seller's knowledge
Schedule 2 attached hereto is a complete and accurate schedule of all refundable security and/or damage deposits that have been paid by tenants under the Leases (the "Deposits"). Assignee acknowledges that Assignor has transferred the Deposits to Assignee and, without limiting the foregoing, Assignee agrees to hold Assignor harmless from any failure by Assignee to deal with any such Deposits in compliance with law and with the terms of the Leases to which they pertain.

        This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

                                      ASSIGNOR:

                                      BOETTCHER WESTERN PROPERTIES III, LTD.,
                                      a Colorado limited partnership

                                      By:  BOETTCHER PROPERTIES, LTD.,
                                           its General Partner

                                           By:  BPL HOLDINGS, INC.,
                                                its General Partner


                                                By:  __________________________
                                                          William G. Nash
                                                          President

                                      ASSIGNEE:

                                      ALT AFFORDABLE HOUSING SERVICE, INC.-
                                      ARBOR PLACE, a Texas non-profit
                                      corporation

                                      By:  ____________________________________
                                      Name:  __________________________________
                                      Title:  _________________________________

                                   SCHEDULE 1

                                     LEASES

                                   SCHEDULE 2

                                    DEPOSITS

                                   EXHIBIT D

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

        THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Agreement") is made and entered into as of ______________________, 1995, by and between BOETTCHER WESTERN PROPERTIES III, LTD., a Colorado limited partnership ("Assignor"), and ALT AFFORDABLE HOUSING SERVICE, INC.-ARBOR PLACE, a Texas non-profit corporation ("Assignee").


                                    Recitals

        This Agreement is made with respect to the following facts:

        A. Assignor has this date conveyed to Assignee certain real property, buildings, improvements and personal property located at 800 Babcock Road, San Antonio, Texas, and commonly known as La Risa Apartments (the "Property").

        B. In connection with the conveyance of the Property to Assignee, Assignor desires to assign all of Assignee's right, title and interest in and to those contracts, agreements and commitments for the repair, maintenance, service and supply of the Property that are listed on Schedule 1 attached hereto and made a part hereof (the "Contracts").

        C. Assignee desires to assume Assignor's obligations under the Contracts.


                                   Agreement

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts and Assignor agrees to indemnify and hold Assignee harmless from all obligations on the part of the owner of the Property arising under the Contracts prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        2. Assignee hereby expressly assumes and agrees to perform all the obligations of Assignor under the Contracts to be performed from and after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from all obligations on the part of the owner of the Property arising under the Contracts from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        3. This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

        Executed as of the date set forth above.

                                        ASSIGNOR:

                                        BOETTCHER WESTERN PROPERTIES III,
                                        LTD., a Colorado limited partnership

                                        By: BOETTCHER PROPERTIES, LTD.,
                                                General Partner

                                          By:  BPL HOLDINGS, INC.,
                                               its General Partner

                                            By: ______________________________
                                                       William G. Nash
                                                       President


                                        ASSIGNEE:

                                        ALT AFFORDABLE HOUSING SERVICE,
                                        INC.-ARBOR PLACE, a Texas non-profit
                                        corporation


                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

                                   SCHEDULE 1

                                   CONTRACTS

                                   Exhibit E

                          BILL OF SALE AND ASSIGNMENT

        This Bill of Sale dated as of _________________, 1995, is between BOETTCHER WESTERN PROPERTIES III, LTD., a Colorado limited partnership ("Seller") and ALT AFFORDABLE HOUSING SERVICE, INC.-ARBOR PLACE, a Texas non-profit corporation ("Buyer").

        For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby sells, conveys, transfers, assigns, and sets over unto Buyer all right, title and interest of Seller in and to the following:

        (a) Those items of equipment and tangible personal property owned by Seller and located on, or used in connection with, the real property described in Schedule 1 attached hereto and made a part hereof (the "Real Property"), which equipment and personal property is more particularly described on the inventory attached as
             Schedule 2 hereto and made a part hereof (the "Personal
             Property");

        (b) Any site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, and other plans and studies, if any and in Seller's possession that relate to the Real Property or the Personal Property, to the extent that they are assignable, without representation or warranty of any kind whatsoever as to the assignability of such items or any matter contained therein.

        (c) Any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, belonging to Assignor in connection with the Real Property, all buildings thereon and their construction, improvement or equipment or any personal property located thereon or used in connection therewith, but only to the extent such warranties, guaranties and bonds can be lawfully assigned;

        (d) Any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, held by Assignor and related to the construction, use or operation of the Real Property, all buildings thereon and their construction, use, operation, improvement or equipment or any personal property located thereon and used in connection therewith, but only to the extent such permits, licenses, certificates and authorizations can be lawfully assigned; and

(e) The right to use of the name "La Risa Apartments" in connection with the ownership and operation of the Real Property.

Executed as of the date set forth above.

                                        BOETTCHER WESTERN PROPERTIES III,
                                        LTD., a Colorado limited
                                        partnership

                                        By:  BOETTCHER PROPERTIES, LTD.,
                                             its General Partner

                                          By:  BPL HOLDINGS, INC. its
                                               General partner


                                               By:
                                                  -----------------------------
                                                        William G. Nash
                                                        President

                                  Schedule 1


                                Real Property

                                   SCHEDULE 2

                               Personal Property
                            (as of October 26, 1994)

OFFICE

1       Credenza
3       File Cabinets (2 lg., 1 sm.)
1       Glass table with 4 chairs
1       Typewriter
2       Phones
2       Desks
6       Sofa type chairs
2       Steno chairs
1       Calculator

CLUBROOM

4       Tables
1       Television
1       Wooden Bench
8       Chairs
2       End tables
1       Refrigerator
1       Stove
6       Bar stools
2       Desks

SHOP

1       Power blower
1       Shop vac

APARTMENT UNITS

254     Refrigerators
254     Stoves
254     Dishwashers
141     Ceiling Fans

                                  Exhibit F


                         SELLER'S WIRING INSTRUCTIONS

CitiBank of New York
ABA # 021 000 039
For the account of:  Kemper Clearing Corp.
Account No.  3889-7669
Reference:  Boettcher Western Properties III, Ltd.
#1565-8103

                        AMENDMENT TO PURCHASE AGREEMENT

     THIS AMENDMENT TO PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of the 15th day of December, 1995, by and between BOETTCHER WESTERN PROPERTIES III, LTD., a Colorado limited partnership ("Seller"), and ALT AFFORDABLE HOUSING SERVICE, INC.-ARBOR PLACE, a Texas non-profit corporation ("Buyer").

                                    RECITALS

     This Amendment is made with reference to the following facts:

     A. Pursuant to a Purchase and Sale Agreement dated as of October 6, 1995 (the "Purchase Agreement"), Seller agreed to sell and Buyer agreed to purchase that certain 254-unit apartment complex located in San Antonio, Texas, commonly known as "La Risa Apartments" and more particularly described in the Purchase Agreement (the "Property").

     B. As contemplated by the terms and conditions of the Purchase Agreement, Buyer had until October 30, 1995 (the "Financing Deadline"), to obtain a preliminary underwriting commitment (the "Commitment") contemplating the issuance of "Bonds" (as defined in the Purchase Agreement") to finance Buyer's purchase of the Property, with the closing of the transaction contemplated by the Purchase Agreement (the "Closing") to occur not later than November 30, 1995 (the "Anticipated Closing Date").

     C. Buyer was unable to obtain the Commitment prior to the expiration of the Financing Deadline, and consequently was unable to effect the Closing on or before the Anticipated Closing Date in accordance with the terms and conditions of the Purchase Agreement.

     D. Buyer has requested that Seller extend the date of Closing under the Purchase Agreement to provide Buyer with additional time to obtain the Commitment, and Seller is willing to extend the date of Closing, as more particularly set forth in this Amendment.

                                   AMENDMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Definitions. Any initially capitalized term not otherwise defined herein shall have the same meaning in this Amendment as ascribed to such term in the Purchase Agreement.

     2. Article 7. Buyer hereby waives its rights pursuant to Article 7 of the Purchase Agreement to terminate the Purchase Agreement as a result of Buyer's failure to obtain the Commitment on or before the Financing Deadline. Without limitation of the foregoing, Buyer agrees that Seller shall have the right to continue to market the Property for sale to third parties as contemplated by such Article 7 until the Closing of the purchase of the Property by Buyer actually occurs. In connection therewith, the provisions of Article 7 of the Purchase Agreement are hereby amended to read in their entirety as follows:

                   "ARTICLE 7 - CONTINUED MARKETING EFFORTS

    Until the Closing, Seller shall have the right to continue to market the Property for sale to third parties. In the event that prior to the Closing Date Seller obtains a bona fide offer to purchase the Property on terms and conditions acceptable to Seller, in its sole and absolute discretion, Seller shall have the right to terminate this Agreement upon written notice to Buyer and Escrow Holder (the `Termination Notice'), in which event (1) the Deposit shall be returned to Buyer, (2) Escrow Holder shall return all other items held by Escrow Holder to the party who delivered the same, (3) both parties shall be relieved from any further liability hereunder, and (4) Seller shall have the right to accept such offer and to sell the Property to such third party, free and clear of any claim or right of Buyer with respect thereto. Not later than ten (10) days following the date of the Termination Notice, Buyer shall deliver to Seller any and all reports, studies or other information relating to the Property or otherwise generated by or on behalf of Buyer in connection with its inspection and evaluation of the Property."

     3. Section 8.1. The first sentence of Section 8.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

     "The close of Escrow (the `Closing') shall take place at the offices of the Escrow Holder on January 25, 1996 (the `Closing Date'), or on such earlier date as may be mutually agreed to by the parties."

     4. Amendment Controlling. In the event of any inconsistency or conflict between the provisions set forth in this Amendment and the provisions contained in the Purchase Agreement, this Amendment shall control for all purposes.

     5. No Further Amendment. Except as expressly amended and modified by this Amendment, the Purchase Agreement remains unmodified and in full force and effect as of the date hereof, and is expressly ratified and confirmed hereby by Buyer and Seller.

     6. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more identical counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. Confirmation of execution of this Amendment by facsimile transmission shall constitute due execution and delivery hereof.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first set forth above, to be effective as of October 30, 1995.

                                         SELLER:

                                         BOETTCHER WESTERN PROPERTIES III,
                                         LTD., a Colorado limited
                                         partnership

                                         By:  BOETTCHER PROPERTIES, LTD.,
                                              its General Partner

                                           By:  BPL HOLDINGS, INC., its
                                                General Partner

                                              By:  /s/ William G. Nash
                                                  -------------------------
                                                  William G. Nash
                                                  President


                                         BUYER:

                                         ALT AFFORDABLE HOUSING SERVICE,
                                         INC.-ARBOR PLACE, a Texas
                                         non-profit corporation



                                         By:  EDWARD B. PARTRIDGE
                                              --------------------------
                                         Name:  Edward B. Partridge
                                                ------------------------
                                         Title: Vice President
                                                ------------------------

                     SECOND AMENDMENT TO PURCHASE AGREEMENT

        THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made and entered into effective as of the 25th day of January, 1996, by and between BOETTCHER WESTERN PROPERTIES III LTD., a Colorado limited partnership ("Seller"), and ALT AFFORDABLE HOUSING SERVICE, INC.-ARBOR PLACE, a Texas non-profit corporation ("Buyer").

                                    Recitals

        This Amendment is made with reference to the following facts:

        A. Pursuant to a Purchase and Sale Agreement dated as of October 6, 1995 (the "Purchase Agreement"), Seller agreed to sell and Buyer agreed to purchase that certain 254-unit apartment complex located in San Antonio, Texas, commonly known as "La Risa Apartments" and more particularly described in the Purchase Agreement (the "Property").

        B. The Purchase Agreement was amended and modified in certain respects pursuant to an Amendment to Purchase Agreement dated as of December 15, 1995 (the "First Amendment") to, among other things, extend the date of "Closing" until January 25, 1995. The Purchase Agreement, as amended and modified by the First Amendment, is hereinafter referred to as the "Agreement."

        C. Seller and Buyer now desire to further extend the date of Closing, as more particularly set forth herein.

                                   Amendment

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1. Definitions. Any initially capitalized term not otherwise defined herein shall have the same meaning in this Amendment as ascribed to such term in the Agreement.

        2. Section 8.1. The first sentence of Section 8.1 of the Purchase Agreement, as modified by the First Amendment, is hereby further amended to read in its entirety as follows:

        "The close of Escrow (the `Closing') shall take place at the offices of the Escrow Holder on February 9, 1996 (the `Closing Date'), or on such earlier date as may be mutually agreed to by the parties."

        3. Amendment Controlling. In the event of any inconsistency or conflict between the provisions set forth in this Amendment and the provisions contained in the Agreement, this Amendment shall control for all purposes.

        4. No Further Amendment. Except as expressly amended and modified by this Amendment, the Agreement remains unmodified and in full force and effect as of the date hereof, and is expressly ratified and confirmed hereby by Buyer and Seller.

        5. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more identical counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. Confirmation of execution of this Amendment by facsimile transmission shall constitute due execution and delivery hereof.

        IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first set forth above.


                                        SELLER:

                                        BOETTCHER WESTERN PROPERTIES III
                                        LTD., a Colorado limited partnership

                                        By: BOETTCHER PROPERTIES, LTD.,
                                            its General Partner

                                            By: BPL HOLDINGS, INC., its
                                                General Partner


                                                By: DANIEL D. WILLIAMS
                                                    -------------------------
                                                Name: Daniel D. Williams
                                                      -----------------------
                                                Title: Vice President
                                                       ----------------------

                                        BUYER:

                                        ALT AFFORDABLE HOUSING SERVICE,
                                        INC.-ARBOR PLACE, a Texas
                                        non-profit corporation

                                        By: EDWARD B. PARTRIDGE
                                            --------------------------
                                        Name: Edward B. Partridge
                                              ------------------------
                                        Title: Vice President
                                               -----------------------

                                      -2-